UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2005

Wendy's International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, P O Box 256, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The Governance Guidelines of the Board of Directors of the Company provide that the Board will consider annually the form and amount of compensation paid to non-employee directors. After consideration of general and specific demands of Board and committee service, Company performance, compensation amounts and trends among companies in the Fortune 500, the restaurant industry and other consumer products companies of comparable size to the Company, and competitive and other factors, the Board of Directors approved revisions to the compensation arrangements of the Company’s non-employee directors effective February 23, 2005. The revised compensation amounts are as follows (previous amounts are shown in parenthesis):

Directors who are not employees of the Company or its subsidiaries are paid $7,500 (previously $7,000) quarterly, plus $1,500 for each Board meeting and $1,250 (previously $1,000) for each qualified committee meeting attended, including telephonic meetings, for all services, plus expenses. If more than one qualified meeting is held on the same day, a separate fee is paid for each meeting attended. Meetings of the Audit, Compensation and the Nominating and Corporate Governance Committees are qualified meetings, as are meetings of any special committees established from time to time. In addition, the Chair of the Audit Committee is paid a retainer of $2,500 quarterly, the Chairs of the Compensation and Nominating and Corporate Governance Committees are paid a retainer of $1,875 quarterly (all Chairs were previously paid a retainer of $1,250 quarterly) and the lead director is paid a retainer of $1,875 quarterly. Directors who are not employees of the Company are also reimbursed for expenses related to attendance at director education seminars attended pursuant to the Board's director education program.

Directors who are not employees of the Company or its subsidiaries also receive an annual award of 2,040 (previously 1,375) restricted shares under the 2003 Stock Incentive Plan. Restricted shares will be awarded on the date on which the regularly scheduled Board meeting is held during the Company's second fiscal quarter, beginning in 2005. Twenty-five percent of the shares awarded each year will vest on each of the first four anniversaries of the award date for those shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wendy's International, Inc.

February 25, 2005	By:	Kerrii B. Anderson

Name: Kerrii B. Anderson
Title: Executive Vice President & Chief Financial Officer